Exhibit 99.1

CLOVERLEAF COMMUNICATION INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2009

CLOVERLEAF COMMUNICATION INC.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

Page
Independent auditors’ report	1

Consolidated financial statements:

Consolidated Balance Sheets as of December 31, 2009 and 2008	2

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008	3

Statements of Shareholders’ Equity (deficiency) for the years ended December 31, 2009 and 2008	4

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008	5

Notes to the Consolidated Financial Statements	6-18

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of

Cloverleaf Communication Inc.

We have audited the accompanying consolidated balance sheets of Cloverleaf Communication Inc. (“the Company”) and its subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity (deficiency) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the years ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1B to the consolidated financial statements for the year ended December 31, 2009 the Company incurred a net loss in the amount of $3,865,016 and negative cash flows from operating activities in the amount of $3,289,579 which—jointly with other factors outlined in the abovementioned note, raise substantial doubt about the Company’s ability to continue as a “going concern”.

The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from outcome of this uncertainty.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

Tel Aviv, Israel

February 1, 2010

CLOVERLEAF COMMUNICATION INC.

CONSOLIDATED BALANCE SHEETS

	Note	December 31,
		2009	2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents		$371,747	$1,452,671
Trade accounts receivable		15,820	35,242
Other current assets	3	161,417	127,565
Inventory	4	108,941	459,173

Total current assets		657,925	2,074,651

LONG-TERM PRE-PAID EXPENSES		12,395	65,391

PROPERTY AND EQUIPMENT, NET	5
Cost		3,713,076	3,582,229
Less - accumulated depreciation and amortization		3,242,694	3,151,367

Property and equipment, net		470,382	430,862

		$1,140,702	$2,570,904

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Current maturities of long-term loan	8	$716,916	$349,357
Current maturities of long-term convertible loan	9	54,682	—
Trade accounts payable		279,962	177,311
Other current liabilities	6	1,003,252	1,139,484

Total current liabilities		2,054,812	1,666,152

LONG-TERM LIABILITIES
Liability for severance pay, net	7	32,237	112,620
Long-term loans, net of current maturities	8	—	393,515
Long-term convertible loan, net of current maturities	9	145,318	—

Total long-term liabilities		177,555	506,135

COMMITMENTS AND CONTINGENT LIABILITIES	10

SHAREHOLDERS’ EQUITY (DEFICIENCY)	11

Common Stock, $0.001 par value; 170,000,000 and 3,000,000 shares authorized, 296,704 and 140,430 shares issued and outstanding as of December 31, 2009 and 2008 respectively.		297	141
Series A1 preferred shares, $0.001 par value; 2,347 and 2,901 shares authorized, 2,218 and 2,560 issued and outstanding as of December 31, 2009 and 2008 respectively.		3	3
Series B1 preferred shares, $0.001 par value; 1,506 shares authorized and 1,423 shares issued and outstanding.		1	1
Series C preferred shares, $0.001 par value; 68,000 and 14,000 shares authorized, 8,000 and 9,500 shares issued and outstanding as of December 31, 2009 and 2008 respectively.		8	(*)10
Series C1 preferred shares, $0.001 par value; 800,000 shares authorized and no shares issued and outstanding.		—	—
Series D preferred shares $0.001 par value; 65,000,000 and 846,869 shares authorized, 736,082 and 791,476 issued and outstanding as of December 31, 2009 and 2008 respectively.		736	791
Series D1 preferred shares $0.001 par value; 48,000,000 and 700,000 shares authorized, 480,262 and 579,083 shares issued and outstanding as of December 31, 2009 and 2008 respectively.		480	579
Series E preferred shares $0.001 par value; 9,308,147 shares authorized, 5,052,199 issued and outstanding as of December 31, 2009 and no shares authorized issued and outstanding as of December 31, 2008.		5,052	—
Series F preferred shares $0.001 par value; 4,000,000 shares authorized, 3,608,713 issued and outstanding as of December 31, 2009 and no shares authorized issued and outstanding as of December 31, 2008.		3,609	—
Series F1 preferred shares $0.001 par value; 11,000,000 shares authorized, 8,557,515 issued and outstanding as of December 31, 2009 and no shares authorized issued and outstanding as of December 31, 2008.		8,558	—
Additional paid-in capital		53,115,585	(*)50,758,070
Accumulated Deficit		(54,225,994)	(50,360,978)

Total shareholders’ equity (deficiency)		(1,091,665)	398,617

		$1,140,702	$2,570,904

(*)	Reclassified

The accompanying notes are an integral part of the consolidated financial statements.

CLOVERLEAF COMMUNICATION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

		Year ended December 31,
	Note	2009	2008

Revenues		$1,248,318	$1,438,944
Cost of revenues		(391,799)	(573,608)

Gross profit		856,519	865,336

Operating cost and expenses:
Research and development expenses, net	12	2,383,437	3,638,306
Marketing expenses	13	1,111,260	1,502,012
General and administrative expenses	14	1,015,691	1,026,030

Total operating expenses		4,510,388	6,166,348

Operating loss before financing expenses, net		(3,653,869)	(5,301,012)
Financing expenses, net		(191,288)	(272,454)

Loss before other income		(3,845,157)	(5,573,466)
Other income		1,658	—

Loss before income taxes		(3,843,499)	(5,573,466)
Income taxes	15	(21,517)	(4,675)

Net loss		$(3,865,016)	$(5,578,141)

The accompanying notes are an integral part of the consolidated financial statements.

CLOVERLEAF COMMUNICATION INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIENCY)

	Common Stock		Series A1 Preferred Stock		Series B1 Preferred Stock		Series C Preferred Stock			Series D Preferred Stock
	number of shares	Share capital	number Of shares	Share capital	number of Shares	Share Capital	number of shares	Share capital		number of shares	Share capital
Balance - January 1, 2008	503	$1	2,901	$3	1,423	$1	(*)11,218	$	(*)12	423,434	$423
Issuance of Series D Preferred Stock (**)-May 2008	—	—	—	—	—	—	—		—	407,090	407
Change of Series A1, Series C, Series D and Series D1 to Common stock	139,927	140	(341)	—	—	—	(1,718)		(2)	(39,048)	(39)
Amortization of stock-based compensation	—	—	—	—	—	—	—		—	—	—
Net loss for the year	—	—	—	—	—	—	—		—	—	—

Balance - December 31, 2008	140,430	141	2,560	3	1,423	1	(*)9,500		(*)10	791,476	791
Issuance of Series E Preferred Stock (***)-April 2009	—	—	—	—	—	—	—		—	—	—
Change of Series A1, Series C, Series D and Series D1 to Common stock	156,274	156	(342)	—	—	—	(1,500)		(2)	(55,394)	(55)
Issuance of Series F Preferred Stock (****)-October 2009	—	—	—	—	—	—	—		—	—	—
Issuance of Series F1 Preferred Stock (*****)-October 2009	—	—	—	—	—	—	—		—	—	—
Amortization of stock-based compensation	—	—	—	—	—	—	—		—	—	—
Net loss for the year	—	—	—	—	—	—	—		—	—	—

Balance - December 31, 2009	296,704	$297	2,218	$3	1,423	$1	8,000		$8	736,082	$736

	Series D1 Preferred Stock		Series E Preferred Stock		Series F Preferred Stock		Series F1 Preferred Stock
	number Of shares	Share capital	number of shares	Share capital	Number Of Shares	Share capital	Number Of Shares	Share capital	Additional paid-in capital		Accumulated deficit	Total
Balance - January 1, 2008	677,903	$678	—	$—	—	$—	—	$—	$	(*)45,869,325	$(44,782,837)	$1,087,606
Issuance of Series D Preferred Stock (**)-May 2008	—	—	—	—	—	—	—	—		4,792,255	—	4,792,662
Change of Series A1, Series C, Series D and Series D1 to Common stock	(98,820)	(99)	—	—	—	—	—	—		—	—	—
Amortization of stock-based compensation	—	—	—	—	—	—	—	—		96,490	—	96,490
Net loss for the year	—	—	—	—	—	—	—	—		—	(5,578,141)	(5,578,141)

Balance - December 31, 2008	579,083	579	—	—	—	—	—	—		(*)50,758,080	(50,360,978)	398,617
Issuance of Series E Preferred Stock (***)-April 2009	—	—	5,052,199	5,052	—	—	—	—		692,461	—	697,513
Change of Series A1, Series C, Series D and Series D1 to Common stock	(98,821)	(99)	—	—	—	—	—	—		(1)	—	—
Issuance of Series F Preferred Stock (****)-October 2009	—	—	—	—	3,608,713	3,609	—	—		494,615	—	498,224
Issuance of Series F1 Preferred Stock (*****)-October 2009	—	—	—	—	—	—	8,557,515	8,558		1,137,980	—	1,146,538
Amortization of stock-based compensation	—	—	—	—	—	—	—	—		32,459	—	32,459
Net loss for the year	—	—	—	—	—	—	—	—		—	(3,865,016)	(3,865,016)

Balance - December 31, 2009	480,262	$480	5,052,199	$5,052	3,608,713	$3,609	8,557,515	$8,558		$53,115,585	$(54,225,994)	$(1,091,665)

(*)	Reclassified
(**)	net of issuance costs in the amount of $14,349.
(***)	net of issuance costs in the amount of $2,487.
(****)	net of issuance costs in the amount of $1,777.
(*****)	net of issuance costs in the amount of $4,088.

The accompanying notes are an integral part of the consolidated financial statements.

CLOVERLEAF COMMUNICATION INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year ended December 31,
	2009	2008
CASH FLOWS - OPERATING ACTIVITIES
Net loss for the period	$(3,865,016)	$(5,578,141)

Adjustments to reconcile net loss to net cash used in operating activities:
Items not involving cash flows:
Depreciation	240,085	339,791
Amortization of deferred stock-based compensation	32,459	96,490
Non-cash interest expenses on long-term loans and convertible bridge loans, net	107,539	55,320
Increase (decrease) in liability for severance pay, net	(80,383)	33,603
Gain from disposal of property and equipment, net	(1,658)	—

Changes in operating assets and liabilities:
Decrease (increase) in trade accounts receivables	19,422	(35,242)
Decrease in other current assets and long term prepaid expenses	19,144	121,657
Decrease in inventory	272,410	111,062
Increase (decrease) in trade accounts payable	102,651	(183,339)
Decrease in other current liabilities and long term deferred revenues	(136,232)	(8,565)

Net cash used in operating activities	(3,289,579)	(5,047,364)

CASH FLOWS - INVESTING ACTIVITIES
Deposits, net	—	(32,183)
Purchase of property and equipment	(201,783)	(210,700)
Proceeds from disposal of property and equipment	1,658	—

Net cash used in investing activities	(200,125)	(242,883)

CASH FLOWS - FINANCING ACTIVITIES
Receipt of long term convertible loan	200,000	—
Issuance of shares, net	2,342,275	4,792,662
Repayment of long-term loans	(133,495)	(361,177)

Net cash provided by financing activities	2,408,780	4,431,485

Decrease in cash and cash equivalents	(1,080,924)	(858,762)
Cash and cash equivalents at the beginning of the year	1,452,671	2,311,433

Cash and cash equivalents at the end of the year	$371,747	$1,452,671

Supplemental disclosure of cash flow information:
Cash paid for interest	$52,071	$225,957

Cash paid for taxes	$3,607	$4,675

NON-CASH ACTIVITIES
Transfer of inventory to property and equipment	$77,822	$—

The accompanying notes are an integral part of the consolidated financial statements.

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND GENERAL

A.	Description of business

Cloverleaf Communication Inc. (“the Company”) a Delaware Corporation commenced operations in February 2001. The Company is engaged in developing universal intelligence storage networking management systems.

During March and December 2001, the Company established wholly owned subsidiaries, Cloverleaf Communication (Israel) Ltd. (“the Subsidiary”) and Cloverleaf Communication (BVI) Ltd., to provide the Company research and development services, manufacturing and distribution of related products.

B.	Risk factors

The Company has a limited operating history and faces a number of risks, including uncertainties regarding demand and market acceptance of the Company’s products, dependence on a single product line, the effects of technological change, competition and the development of new products.

The financial statements of the Company reflect a net loss in the amount of $3,865,016 and negative cash flows from operating activities in the amount of $3,289,579 for the year ended December 31, 2009. In addition, the company incurred as of December 31, 2009 shareholders’ deficiency in the amount of $ 1,091,665.

The Company anticipates that it will continue to incur significant operating costs and losses in connection with the development of its products and with increased marketing efforts. In addition, the Company has not yet generated sufficient revenues from its operations. Therefore, the Company is dependent on an outside financing and on the continuing support of its investors.

Those conditions indicate the existence of a substantial uncertainty, which may cause significant doubt about the Company’s ability to continue as a going concern.

See also Note 16.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the financial statements, are as follows:

A.	Use of estimates in preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B.	Principles of consolidation and basis of presentation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. The results of subsidiaries are included from the date of commencement of their operations. Intercompany transactions and balances between the Company and its subsidiaries have been eliminated in the consolidated financial statements.

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

C.	Cash and cash equivalents

Cash equivalents consist of cash and demand deposits in banks, and other short-term, highly liquid investments with original maturities of less than three months.

D.	Inventory

The Company presented the inventory at the lower of cost or market value, based on the first in, first out (FIFO) method. The Company has not recorded any reserves or allowances on this inventory. The company’s inventory includes deferred cost of revenues which calculated in accordance with the revenue recognition implementation. (See Note 2F and 2G)

E.	Property and equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated based on the straight-line method over the estimated useful lives of the related assets or terms of the related leases, as follows:

Years

Computers and software	3
Furniture and office equipment	6-17
Leasehold improvements	Over the lease period.

In accordance with ASC 360-10 (formerly “SFAS No. 144”, “Accounting for Impairment or Disposal of Long-Lived Assets” of the FASB), Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value. As of December 31, 2009, no impairment expenses have been recorded.

F.	Revenue recognition

The Company recognizes revenues in accordance with the American Institute of Certified Public Accountants (“AICPA”) ASC 985-605-15 (formerly “Statement of Position 97-2”, “Software Revenue Recognition”). Revenues from software license fees are recognized when persuasive evidence of an arrangement exists, the software product covered by written agreement or a purchase order signed by the customer has been delivered, the license fees are fixed and determinable and collection of the license fees is considered probable. The Company’s products generally do not require significant customization. When software arrangements involve multiple elements the Company allocates revenue to each element based on the relative fair values of the elements. The Company’s determination of fair value of each element in multiple element arrangements is based on vendor-specific objective evidence (“VSOE”). The Company limits its assessment of VSOE for each element to the price charged when the same element is sold separately.

Service revenues include consulting services, post-contract customer support and training. Post-contract customer support revenues are recognized ratably over the term of the support period and training and other service revenues are recognized as the related services are provided.

G.	Cost of revenues

The Company recognizes cost of revenues on the basis of the revenues that were recognized during the period.

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

H.	Research and development costs

Research and development costs, net of participation by the Israeli Office of the Chief Scientist (“OCS”), are charged to operations as incurred.

I.	Stock-based compensation

The Company adopted ASC- 718-10 Compensation (formerly SFAS No. 123R (revised 2004), “Share-Based Payment”), on January 1, 2006. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entities equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in ASC- 718-10 (formerly SFAS No. 123) as originally issued. The Company adopted SFAS No. 123R using the modified prospective method. A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of ASC- 718-10 (formerly SFAS No. 123R) for all share base payments granted after the effective date and (b) based on the requirements of ASC- 718-10 (formerly SFAS No. 123R) for all awards granted to employees prior to the effective date of ASC- 718-10 (formerly SFAS No. 123R) that remain unvested on the effective date. For the purpose of presenting information required under ASC- 718-10 (formerly SFAS No. 123R) the fair value of the option grants has been estimated on the date of grant using the Black-Scholes option pricing model with a risk-free interest rate of 5-6%, a 7 year expected life, 70% expected volatility and no dividends.

J.	Fair value of financial instruments

The financial instruments of the Company consist mainly of cash equivalents, trade accounts receivable, other current assets, trade accounts payable and other current liabilities. In view of their nature, the fair value of the financial instruments included in working capital of the Company is usually identical or substantially similar to their carrying amounts.

K.	Concentrations of credit risk

As of December 31, 2009 and 2008, the Company had cash and cash equivalents totaling $371,747 and $1,452,671, respectively, most of which are deposited in a major Israeli financial institution. Management believes that the financial institution holding the Company’s cash and cash equivalents is financially sound.

L.	Income taxes

The Company uses the liability method to determine its income tax expense as required under the Statement of ASC 740-10 (formerly Financial Accounting Standards No. 109 (SFAS 109)). SFAS 109 requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable temporary differences and operating loss carryforwards. Valuation allowances are established when necessary, to reduce deferred tax assets, if it is more likely than not that all or a portion of it will not be realized.

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

M.	Recently issued accounting standards

ASC 105 Generally Accepted accounting principles (SFAS No. 168- “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”-a replacement of FASB Statement No. 162)

On June 29, the FASB issued Statement 168. The FASB notes that “the FASB Accounting Standards Codification (Codification) will become the source of authoritative U.S. [GAAP] recognized by the FASB to be applied by nongovernmental entities. Once the Codification is in effect, all of its content will carry the same level of authority, effectively superseding Statement 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and nonauthoritative.”

Update 2009-14, Software (Topic 985):

The Task Force reached a consensus to amend the scope of ASC 985-605 (formerly SOP 97-2 and Issue 03-5) such that all tangible products containing both software and nonsoftware components that function together to deliver the product’s essential functionality will no longer be within the scope of ASC 985-605. That is, the entire product (including the software deliverables and nonsoftware deliverables) would be outside the scope of revenue recognition guidance specific to software in ASC 985-605 and would be accounted for under other accounting literature.

The Task Force provided the following considerations for entities that are determining whether the software and nonsoftware components function together to deliver the product’s essential functionality and are thus outside the revised scope of ASC 985-605:

•	Sales of the tangible product without the software elements are infrequent.

•

If the only difference between two product models is that one includes software and the other does not, both models should be considered the same product in the evaluation of whether software is essential to the product’s functionality.

•	Sales of software on a stand-alone basis should not cause a presumption that software is not essential to a product’s functionality.

•	The software does not necessarily need to be embedded within the tangible product to be considered essential to the product’s functionality.

•	The hardware must substantively contribute to the tangible product’s essential functionality.

The Company is currently evaluating the effect that the adoption of ASC 985-605 will have on its financial statements.

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - OTHER CURRENT ASSETS

	December 31,
	2009	2008

Prepaid expenses	$54,427	$28,561
Government institutions	17,004	22,459
Short-term deposits	17,819	17,183
Restricted cash	55,300	55,000
Other	16,867	4,362

	$161,417	$127,565

NOTE 4 - INVENTORY

	December 31,
	2009	2008

Finished goods	$20,277	$156,727
Deferred cost of revenues	88,664	302,446

	$108,941	$459,173

NOTE 5 - PROPERTY AND EQUIPMENT, NET

	December 31,
	2009	2008

Cost:
Computers and software	$3,558,432	$3,428,020
Office furniture and equipment	82,885	82,450
Leasehold improvements	71,759	71,759

	3,713,076	3,582,229

Less - Accumulated depreciation and amortization:
Computers and software	(3,144,497)	(3,066,546)
Office furniture and equipment	(47,271)	(41,304)
Leasehold improvements	(50,926)	(43,517)

	(3,242,694)	(3,151,367)

	$470,382	$430,862

NOTE 6 - OTHER CURRENT LIABILITIES

	December 31,
	2009	2008

Employees and related institutions	$409,493	$519,806
Accrued expenses	202,545	68,292
Deferred revenues	391,214	551,386

	$1,003,252	$1,139,484

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - LIABILITY FOR SEVERANCE PAY, NET

The Company’s liability for severance pay is calculated in accordance with Israeli law based on the most recent salary paid to employees and the length of employment in the Company. Part of the liability is funded through individual insurance policies purchased from outside insurance companies, which are not under the Company’s control. The balance presented in liability for severance pay, net, represents the unfunded portion.

The aggregate value of the insurance policies as of December 31, 2009 and 2008 were $1,123,582 and $930,193, respectively.

Severance pay expenses for the years ended December 31, 2009 and 2008 were $63,152 and $217,604, respectively.

NOTE 8 - LONG-TERM LOAN

During 2005, the Subsidiary obtained loans of approximately $2 million from a third party in order to purchase equipment (the “Agreement”). The loans were to be repaid in 36 equal installments. The equipment is liened to the borrower until the end of the loans repayments. In addition, the Company granted to the third party 400,000 warrants at an exercise price of $1 per ordinary share as adjusted from time to time pursuant to such warrant agreement. Such warrants are fully vested and will expire at the earliest of (i) seven years from the date of the agreement (March 2012) (ii) 12 months after the consummation of an IPO or (iii) merger or acquisition of the Company.

In December 2006, the Subsidiary signed an amendment to the agreement to change the repayment schedule of the loans. Instead of repayments of the outstanding loan as mentioned above, it was agreed to postpone part of the repayments ($588 thousand) from the year 2006 to 2007. The Subsidiary was charged on extra fees of 4% and interest. In addition, the Company granted to the third party additional 100,000 warrants to ordinary shares (as adjusted from time to time pursuant to such warrant agreement) in the conditions as set in such warrant agreement. The exercise price will be the lower between $1 (as adjusted from time to time pursuant to such warrant agreement) and next financing round price per share. Liability upon the grant of warrants in the amount of $ 60 thousand has been recorded. As of December 31, 2009 and 2008 a valuation allowance was recorded in the amount of $60 thousand.

In December, 2007, the Subsidiary signed another amendment to the agreement with the third party to change the repayment schedule of the loans (the “Second Amendment”). It was agreed that the Subsidiary shall repay the outstanding loan (principal and interest accrued thereon) in thirty-six (36) monthly payments of $ 46,200 each, commencing on November 1, 2007, and with the last repayment due on October 1, 2010. In addition, the Company granted to the third party 13,552 warrants to purchase shares of Series D-1 Preferred Stock of the Company, $0.001 par value each, at an exercise price of $11.8081966 per share, as adjusted from time to time pursuant to the terms of such warrant agreement. Such warrants are fully vested and will expire at the earliest of (i) nine years from the date of the Second Amendment (ii) 12 months after the consummation of an IPO or (iii) merger or acquisition of the Company.

Composition of long-term loans as of December 31, 2009 and 2008:

	December 31,
	2009	2008

Long-term loans	$684,765	$818,259
Less - current maturity of long-term loans	(684,765)	(392,435)
Less - long-term pre-paid finance expenses derived from warrants granted	—	(32,309)

	$—	$393,515

Current maturity of long-term loans	$684,765	$392,435
Less - short-term pre-paid finance expenses derived from warrants granted	(32,309)	(43,078)
Accrued interest expenses	64,460	—

Total current maturities of long-term loans, net	$716,916	$349,357

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - LONG TERM CONVERTIBLE LOAN

In November 2009, the Subsidiary signed an additional amendment to the loan agreement (See Note 8) and obtained a loan in the amount of $200,000 from a third party. The loan is to be repaid in 35 equal installments. In addition, the Lender shall have the option to convert up to $200,000 into up to 1,443,485 shares of Series F1 Preferred stock, par value $0.001 of the company.

As of December 31, 2009, the Company has not repaid any part of the loan amount.

Composition of long – term convertible loan as of December 31, 2009 and 2008:

	December 31,
	2009	2008
Long-term loan	$200,000	$—
Less - current maturity of long-term loan	(54,682)	—

Total long-term loan, net	$145,318	$—

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

A.	In April 2001, a transfer of intellectual property and license agreement was signed between Elta Electronics Industries Ltd. (“Elta”) and the Company according to which the Company acquired from Elta know how (in- process research and development) and property and equipment. The purchase of in-process research and development was included in the statement of operations for the period ended December 31, 2001.

Effective as of December 15, 2001, the Company irrevocably transferred to its wholly owned Subsidiary, Cloverleaf Communication (BVI) Ltd. all of its rights and interest in the intellectual property and license previously purchased from Elta. On December 1, 2003 the intellectual property was transferred to Cloverleaf Communication (Israel) Ltd.

B.	The Subsidiary rents its facilities in Israel under lease agreements, which in December 2009 were extended until December 31, 2010. The annual rental payments are approximately $210 thousand.

To secure the lease payments, the Subsidiary has issued a bank guarantee in favor of the lessor in the net amount of $55 thousand.

The Company rents its facilities in the United States of America under lease agreements, which expire in October 2010. The annual rental payments are approximately $82 thousands.

According to the agreement the lease period is five years with the ability of the Company to terminate the agreement by giving 6 months notice at any time after May 1, 2007. If terminated prior to the end of the five-year term, the Company must pay a termination fee equal to $800 multiplied by the number of months remaining until the end of the five year period.

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

C.	In December 2003, the Subsidiary received approval from the OCS for its participation in research and development costs of the Subsidiary based on a budget approved by the OCS, subject to the fulfillment of specified milestones. As of December 31, 2009, the Subsidiary has received OCS participation under this approval totaling approximately $1,418 thousand.

In May 2004, the Subsidiary received approval from the OCS for its participation in research and development costs of the Subsidiary based on a budget approved by the OCS, subject to the fulfillment of specified milestones. As of December 31, 2009, the Subsidiary has received OCS participation under this approval totaling approximately $962 thousand.

In May 2005, the Subsidiary received approval from the OCS for its participation in research and development costs of the Subsidiary based on a budget approved by the OCS, subject to the fulfillment of specified milestones. As of December 31, 2009, the Subsidiary has received OCS participation under this approval totaling approximately $708 thousand.

In April 2006, the Subsidiary received approval from the OCS for its participation in research and development costs of the Subsidiary based on a budget approved by the OCS, subject to the fulfillment of specified milestones. As of December 31, 2009, the Subsidiary has received OCS participation under this approval totaling approximately $511 thousand.

The Subsidiary is obligated to pay the Government of Israel royalties of 3.5% on the sales of products in respect of which the Government has participated in research and development costs. Such payments are not to exceed the amount originally received from the OCS, linked to the dollar.

As of December 2009, the Company paid royalties to the OCS in the amount of approximately $75 thousand.

D.	During 2005, the Subsidiary borrowed approximately $2,030,000 from a third party, to purchase equipment. The equipment is encumbered to the borrower until the end of the loan repayment period. The Company has guaranteed this loan. (See also Note 8).

NOTE 11 - SHAREHOLDERS’ EQUITY (DEFICIENCY)

A.	General

Shares of Common Stock, Series A1 Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D1 Preferred Stock , Series D Preferred Stock, Series E Preferred stock, Series F Preferred stock and Series F1 Preferred stock confer upon the holders the right to receive notice to participate and vote in general meetings of the Company and the right to receive dividends, if declared. Holders of Series F Preferred Stock and Series F1 Preferred Stock have certain rights over other classes of Preferred Stock and Common Stock, including but not limited to preferential rights granted to Preferred Stock shareholders upon liquidation. The approval of at least 60% of the Series F Preferred Stock and the Series F1 Preferred Stock is required to change the Certificate of Incorporation in a manner that would adversely effect the rights of the Series F Preferred Stock and/or Series F1 Preferred Stock, or any other amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred Stock and/or the Series F1 Preferred Stock or effect any dissolution, liquidation or other winding-up of the Corporation or the cessation of all or substantially all of the business of the Corporation. The approval of at least 60% of the Series F Preferred Stock and Series F1 Preferred Stock is required to authorize a merger, reorganization or other transaction resulting in a change of control of the Company or the sale of all or substantially all of the Company’s assets. The rights are detailed fully in the Company’s Certificate of Incorporation.

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - SHAREHOLDERS’ EQUITY (DEFICIENCY) (Cont.)

A.	General (cont.)

In addition, the holders of Series E Preferred Stock have certain rights over other any other junior Preferred Stock and Common Stock, including but not limited to preferential rights granted to certain Preferred Stock shareholders upon liquidation. The approval of at least 51% of the Series E Preferred Stock is required to change the Certificate of Incorporation in a manner that would adversely effect the rights of the Series E Preferred Stock, or any other amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred Stock. The holders of Series D Preferred Stock and the Series D1 Preferred Stock have certain rights over other any other junior Preferred Stock and Common Stock, including but not limited to preferential rights granted to certain Preferred Stock shareholders upon liquidation. The approval of at least 51% of the Series D Preferred Stock and the Series D1 Preferred Stock is required to change the Certificate of Incorporation in a manner that would adversely effect the rights of the Series D Preferred Stock and the Series D1 Preferred Stock, or any other amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred Stock and the Series D1 Preferred Stock. The rights are detailed fully in the Company’s Certificate of Incorporation

B.	Issuance of share capital

(1)	In May 2008, the Company singed an agreement with various investors, according to which the Company had to issue the investors 423,435 shares of series D preferred stock $0.001 par value of the Company, subject to the achievement of certain milestones by the Company, in consideration for an aggregate amount of $5,000,000. Actually, part of the investors have not invested their fully commitment and the Company issued just 407,090 shares for total investment of approximately $ 4.8 million. According to the agreement, the investors which did not invest all of their commitment, the shares of all the Preferred Stock held by such stockholders were converted into Common shares (including preferred shares from previous investments).

(2)	In April 2009, the Company singed an agreement with various investors, according to which the Company issued the investors 5,052,199 shares of series E preferred stock $0.001 par value of the Company, in consideration for $700,000.

(3)	In October 2009, the Company singed an agreement (the “Series F & F1 SPA”) with various investors, according to which the Company issued the investors 8,557,515 shares of Series F1 Preferred Stock $0.001 par value each of the Company, in consideration for $1,150,626. In addition, according to the Series F & F1 SPA loans in the amount of $500,000 granted by various investors were converted into 3,608,713 shares of Series F Preferred Stock $0.001 par value each of the Company.

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - SHAREHOLDERS’ EQUITY (DEFICIENCY) (Cont.)

C.	Stock option

In 2003, the Company adopted the “2003 Stock Option Plan” (the “2003 plan”). The 2003 Plan provides certain employees, directors and consultants options to purchase its shares of Common Stock $ 0.001 par value according to the Company’s shares option plan (“the plan”). According to the plan, these options will vest over 3-4 years from the date of grant. The vested options may be exercised during a ten-year period beginning on the date of grant, unless terminated earlier in accordance with the 2003 plan or the relevant options agreement.

In 2005, the Company adopted the “2005 Global Share Option Plan” (“the “2005 Plan”). The 2005 Plan provides for the grant of options to purchase shares of Common Stock of the Company to employees, directors and consultants of the Company or its Subsidiary, at a purchase price as determined in each option agreement. The Plan will expire upon the earlier of: (i) the date set forth in the Option Agreement; (ii) the expiration of ten (10) years from the Date of Grant; or (iii) the expiration of any extended period in any of the events mentioned in the options agreements, unless terminated earlier by the Company’s Board of Directors.

Exercise prices of Options granted under the above two plans range from $0.01 to $1 per share. The 2005 Plan is exercisable ten years from the date of grant, the options granted under the 2005 Plan generally vest over four years.

In 2009, the Company adopted the 2009 Preferred Stock Option Plan (the “2009 Plan”). The 2009 Plan provides certain employees, options to purchase its shares of Common Stock and Series A, B, C, C1, D, and D1 preferred stock according to the Company’s shares option plan, at a purchase price as determined in each option agreement. The 2009 Plan will expire upon the earlier of: (i) the date set forth in the Option Agreement; (ii) the expiration of five (5) years from the Date of Grant; or (iii) the expiration of any extended period in any of the events mentioned in the 2009 Plan and/or the options agreements, unless terminated earlier by the Company’s Board of Directors. All the options to purchase stock of the Company granted to the optionees under the 2009 Plan shall become exercisable only at or 90 days prior to the consummation of a Liquidity Event, as defined in the Company’s Certificate of Incorporation (the “Period of Exercise”) and only if the optionee is employed by or providing services to the Company or any of its affiliates during the Period of Exercise.

As of December 31, 2009, options to purchase 292,832 shares of Common Stock and Preferred Stock are outstanding under the Plans.

Following is a summary of the status of the Company’s share option plans and award as of December 31, 2009 and 2008, including changes during the years:

	December 31, 2009		December 31, 2008
	Number of options	Weighted average Exercise price	Number of options	Weighted average Exercise price
Options outstanding at the beginning of the year	115,651	$0.210	116,499	$0.219
Forfeitured during the year	(16,867)	$0.090	(1,247)	$0.708
Granted during the year	194,048	$0.087	399	$0.01

Outstanding at the end of the year	292,832	$0.140	115,651	$0.210

Options exercisable at year-end	250,495	$0.121	80,769	$0.202

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - SHAREHOLDERS’ EQUITY (DEFICIENCY) (Cont.)

C.	Stock option(Cont.)

The following table summarizes information about share options outstanding as of December 31, 2009:

Outstanding as of December 31, 2009				Exercisable as of December 31, 2009
Range of Exercise Prices	Number outstanding	Weighted average remaining	Weighted average exercise price	Number Exercisable	Weighted Average exercise price
		(in years)
$0.01	254,343	5.46	$0.01	222,291	$0.01
$1	38,489	5.46	$1	28,204	$1

	292,832			250,495

NOTE 12 - RESEARCH AND DEVELOPMENT EXPENSES, NET

	Year ended December 31,
	2009	2008

Salaries and related expenses	$1,858,951	$2,812,846
Non cash compensation expenses	21,880	48,573
Car expenses	215,401	299,437
Travel expenses	50,704	80,189
Consultants and subcontractors	100,290	171,578
Depreciation	119,868	171,550
Other	16,343	37,281

	2,383,437	3,621,454

Adjustment of participation from the OCS	—	16,852

	$2,383,437	$3,638,306

NOTE 13 - MARKETING EXPENSES

	Year ended December 31,
	2009	2008

Salaries and related expenses	$801,844	$1,005,293
Non cash compensation expenses	10,579	47,917
Travel expenses	193,578	280,906
Consultants and subcontractors	7,825	28,454
Depreciation	97,434	139,442

	$1,111,260	$1,502,012

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31,
	2009	2008

Salaries and related expenses	$93,466	$115,399
Car expenses	16,110	19,228
Travel expenses	6,120	2,614
Professional fees	179,229	128,490
Rent and office maintenance	435,126	466,954
Communication	96,855	106,106
Depreciation	22,783	29,077
Office supplies & Other	166,002	158,162

	$1,015,691	$1,026,030

NOTE 15 - INCOME TAXES

A.	The Law for the Encouragement of Capital Investments, 1959

In January 2004 the Israeli Subsidiary was granted “approved enterprise” status under the “alternative track”, in accordance with the Law for the Encouragement of Capital Investment - 1959 (“the Law”), for an investment program in the aggregate amount of $886 thousand (NIS 3,986 thousand), in July 2005 the Subsidiary received an approval to reduce this amount to $705 thousands (NIS 3,172 thousand). As of December 31, 2009 the Subsidiary invested approximately 70% of that amount.

The framework of the “alternative track” provides for a tax exemption on undistributed earnings derived from assets included in the approved enterprise investment program for a period of two years and a reduced tax rate of 25% during the following five years. These tax benefits will be granted to the Subsidiary commencing with the first year in which it generates taxable income from the approved enterprise. This is contingent on the fact that a period of 12 years has not elapsed since the approved enterprise’s commencement of operations, as determined by the Investment Center, or 14 years from the year in which the approval certificate had been issued, whichever is earlier.

According to this Law, should the Subsidiary distribute a dividend out of the profits, which benefited from exemption as an approved enterprise, it would become subject to corporate taxes of 25% on the taxable income from which this dividend had been distributed. A dividend paid out of such profits is subject to withholding tax of 15%.

A dividend paid out of profits not benefiting from exemption is subject to a withholding tax of 25% (or less, if the party receiving the dividend is resident in a country with which Israel has a tax treaty for the prevention of double taxation). A distribution to a company resident in Israel is exempt from withholding tax.

The Subsidiary’s taxable income from revenues not derived from an approved enterprise is subject to corporate tax of 26%. The corporate tax rate in Israel is to be reduced gradually and annually from the current 26% for 2009 tax-year ending to 25% in 2010.

CLOVERLEAF COMMUNICATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - INCOME TAXES (Cont.)

On July 23, 2009 the economic efficiency law 2009 (set forth - “regularization law”) was published. According to the regularization law, the tax rates established for companies, will be reduced gradually starting the year 2011, with tax rate of 24% until the tax year 2016 with tax rate of 18%.

Obtaining of the above mentioned benefits is contingent upon fulfilling the regulations of the Law as well as the approval certificate. Failure to adhere to the stipulated conditions may result in the cancellation of the benefits and in certain circumstances, may call for the Subsidiary’s reimbursement of benefits already received, with interest and linkage differences.

In October 2007, the Subsidiary presented a final report to the investment center. Final approval has not been received yet.

B.	Deferred taxes

Due to the uncertainty of realizing the benefit of the Company’s tax loss carry forwards, a valuation allowance for the entire amount of the related deferred tax asset has been recorded.

C.	The Company and its Subsidiary have not received tax assessments since incorporation.

NOTE 16 - SUBSEQUENT EVENT

On January 26, 2010, the shareholders of the Company signed an agreement to sell 100% of the Company’s shares to Dot hill Inc a U.S. corporation.